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                                                                 EXHIBIT 21.1

                          SUBSIDIARIES OF REGISTRANT


SUBSIDIARY                                JURISDICTION OF INCORPORATION
FlowMole Export SalesCorporation                   Washington
FlowMole Limited                                 United Kingdom